UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2004
Commission file number  0-26559

CHINA MOBILITY SOLUTIONS, INC.
(Exact name of small business issuer as specified in its charter)

XIN NET CORP.
(Former name)
Florida (State or other jurisdiction of incorporation or organization)	330-751560 (I.R.S. Employer Identification No.)

900-789 West Pender Street, Vancouver, B.C. Canada V6C 1H2
(Address of principal executive offices)

(604) 632-9638
(Issuer's telephone number)

Item 5. Other Events and Regulation FD Fair Disclosure.

On July 15, 2004, Mr. Maurice Tsakok tendered his resignation as a director of our company. On July 26, 2003, the remaining directors of our company increased the number of our current directors from two to four and appointed Greg Ye and Mike Moen as directors to our Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MOBILITY SOLUTIONS, INC.

/s/ Xiao-Qing Du
Xiao-Qing Du, President and Director

Date: July 26, 2004.